                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):   August 1, 2000


                             GLOBAL CASINOS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


     Utah                          0-15415                  87-0340206
----------------------------  ----------------------   --------------------
(State or other jurisdiction (Commission file number)  (IRS Employer of
incorporation or organization)                         Identification No.)


    5373 North Union Boulevard, Suite 100, Colorado Springs, Colorado 80918
  ---------------------------------------------------------------------------
     (Address of principal executive offices)                (Zip Code)


      Registrant's telephone number, including area code:  (719) 590-4900
     ---------------------------------------------------------------------


        --------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5:   OTHER EVENTS

     Global Casinos, Inc. (the "Company") has closed the Tollgate Casino located in Central City, Colorado and has discontinued operations at that site. The reason for the closure was the casino's continuing operating losses.

     The Company had opened the Tollgate Casino in August, 1999 under a lease and option arrangement. The operations were conducted by a wholly-owned subsidiary, Global Central Corporation. The operations at the Tollgate Casino were never significant when compared to the Company's other revenue-producing activities.

     Management of the Company is in continuing discussions with vendors and other creditors of Global Central Corporation. Many of the assets used at the Tollgate will be sent to the Bull Durham, the Company's other casino in Central City, Colorado.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GLOBAL CASINOS, INC.



Date:     August 14, 2000          By:  /s/ Stephen G. Calandrella
                                        --------------------------------
                                        Stephen G. Calandrella, President